Exhibit (11)(a)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 21, 1997 included in the Pegasus Cash Management Funds' Annual Report to Shareholders for the year ended December 31, 1996 (and to all references to our Firm) included in or made a part of this registration statement on Form N-1A (Post-Effective Amendment No. 41 to the Pegasus Funds' registration statement under the Securities Act of 1933).


                                            ARTHUR ANDERSEN LLP


Detroit, Michigan,
  May 14, 1997